Attachment 77c.
At a Special Meeting of Shareholders convened on February 8, 2001, the shareholders approved the following proposals, as indicated below. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated November 30, 2000, filed with the SEC on December 6, 2000 (Accession Number 0000928385-00-003319; SEC File No. 811-04587).

PROPOSAL 1
TO APPROVE:
(A) A NEW INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT BETWEEN THE FUND AND MITCHELL HUTCHINS ASSET MANAGEMENT INC; AND
(B) APPROVE A NEW SUB-ADVISORY CONTRACT BETWEEN MITCHELL HUTCHINS AND DSI INTERNATIONAL MANAGEMENT, INC.




Shares
Voted For

Shares
Against
Proposal 1(A)
4,083,737
177,913



Proposal 1(B)
4,067,973
191,046




PROPOSAL 2

TO APPROVE THE AMENDMENT OF THE FUND'S FUNDAMENTAL INVESTMENT
LIMITATIONS TO CHANGE ITS STATUS FROM DIVERSIFIED TO NON-DIVERSIFIED



Shares
Voted For

Shares
Against
Proposal 2
3,939,371
299,198


PROPOSAL 3

TO APPROVE A POLICY TO PERMIT MITCHELL HUTCHINS AND THE FUND'S BOARD OF DIRECTORS TO APPOINT AND REPLACE SUB-ADVISERS AND TO ENTER INTO AND AMEND SUB-ADVISORY CONTRACTS WITHOUT FURTHER SHAREHOLDER APPROVAL



Shares
Voted For

Shares
Against
Proposal 3
3,876,681
386,041



77. Q-1


INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT
Contract made as of February 8, 2001, between PAINEWEBBER
FINANCIAL SERVICES GROWTH FUND INC., a Maryland corporation ("Fund"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("Investment Company Act"), as an open-end management investment company, and currently has a single series of shares of common stock, which corresponds to a distinct portfolio and is known as PaineWebber Financial Services Growth Fund; and
WHEREAS the Fund desires to retain Mitchell Hutchins as
investment adviser and administrator to furnish certain
administrative, investment advisory and portfolio management services to the Fund with respect to PaineWebber Financial Services Growth
Fund and any other series as to which this Contract may hereafter be made applicable (each a "Series"), and Mitchell Hutchins is willing to furnish such services;
NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, it is agreed between the parties hereto as follows:
1.	Appointment. The Fund hereby appoints Mitchell Hutchins as
investment adviser and administrator of the Fund and each Series for the period and on the terms set forth in this Contract. Mitchell Hutchins accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. 	Duties as Investment Adviser.
(a)	Subject to the supervision of the Fund's Board of Directors
("Board"), Mitchell Hutchins will provide a continuous investment program for a Series, including investment research and management with respect to all securities and investments and cash equivalents in the Series.  Mitchell Hutchins will determine from time to time what securities and other investments will be purchased, retained or sold by the Series. Mitchell Hutchins may delegate to a sub-adviser, in whole or in part, Mitchell Hutchins' duty to provide a continuous investment management program with respect to any Series, including the provision of investment management services with respect to a portion of the Series' assets, in accordance with paragraph 5 of this Agreement.
(b)	Mitchell Hutchins agrees that in placing orders with
brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, Mitchell Hutchins may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and Mitchell Hutchins may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Mitchell Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Mitchell Hutchins to such Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Series.
(c) 	Mitchell Hutchins will oversee the maintenance of all books
and records with respect to the securities transactions of each
Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, Mitchell Hutchins hereby agrees that all records which it maintains for the
Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-l under the Investment Company Act and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.
(d)	Mitchell Hutchins will oversee the computation of the net
asset value and the net income of each Series as described in the currently effective registration statement of the Fund under the Securities Act of 1933, as amended, and the Investment Company Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.
(e)	The Fund hereby authorizes Mitchell Hutchins and any
entity or person associated with Mitchell Hutchins which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Series, which transaction is permitted by Section 11(a) of the 1934 Act and the rules thereunder, and the Fund hereby consents to the retention of compensation by Mitchell Hutchins or any person or entity associated with Mitchell Hutchins for such transaction.
3.	Duties as Administrator.  Mitchell Hutchins will administer
the affairs of the Fund and each Series subject to the supervision of the Board and the following understandings:
(a)	Mitchell Hutchins will supervise all aspects of the
operations of the Fund and each Series, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund and each Series.
(b) 	Mitchell Hutchins will provide the Fund and each Series
with such corporate, administrative and clerical personnel (including officers of the Fund) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Fund and each Series.
(c)	Mitchell Hutchins will arrange, but not pay, for the
periodic preparation, updating, filing and dissemination (as applicable) of the Fund's Registration Statement, proxy material, tax returns and required reports to each Series' shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.
(d) 	Mitchell Hutchins will provide the Fund and each Series
with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.
(e) 	Mitchell Hutchins will provide the Board on a regular basis
with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.
4.	Further Duties. In all matters relating to the performance
of this Contract, Mitchell Hutchins will act in conformity with the Articles of Incorporation, By-Laws, and Registration Statement of
the Fund and with the instructions and directions of the Board and will comply with the requirements of the Investment Company Act, the rules thereunder, and all other applicable federal and state laws and regulations.
5.	Delegation of Mitchell Hutchins' Duties as Investment
Adviser and Administrator. With respect to any or all Series,
Mitchell Hutchins may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with one or more sub-advisers or sub-administrators in which Mitchell Hutchins delegates to such sub-advisers or sub-administrators any or all of its duties specified in Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the corresponding duties and conditions to which Mitchell Hutchins is subject by Paragraphs 2 and
3 of this Contract and all the duties and conditions of paragraph 4 of this Contract, and further provided that each Sub-Advisory or Sub-Administration Contract meets all requirements of the Investment Company Act and rules thereunder. Furthermore, to the extent consistent with the regulations and orders of the Securities and Exchange Commission, the appointment and engagement of any sub-
advisor and delegation to it of duties hereunder by Mitchell Hutchins shall be subject only to the approval of the Fund's Board.
6.	Services Not Exclusive. The services furnished by Mitchell
Hutchins hereunder are not to be deemed exclusive and Mitchell
Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing.
Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a director ("Board member"), officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
7. 	Expenses.
(a)	During the term of this Contract, each Series will bear all
expenses, not specifically assumed by Mitchell Hutchins, incurred in its operations and the offering of its shares.
(b) 	Expenses borne by each Series will include but not be
limited to the following (or each Series' proportionate share of the following): (i) the cost (including brokerage commissions) of securities purchased or sold by the Series and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Series by Mitchell Hutchins under this Contract;
(iii) expenses of organizing the Fund and the Series; (iv) filing fees and expenses relating to the registrations and qualification of the Series' shares and the Fund under federal and/or state securities laws and maintaining such registration and qualifications; (v) fees and salaries payable to the Fund's Board members and officers who are not interested persons of the Fund or Mitchell Hutchins; (vi) all expenses incurred in connection with the Board members' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund or Series for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those Board members of the Fund who are not interested persons of the Fund; (xi) charges of custodians, transfer agents and other agents;
(xii) costs of preparing share certificates; (xiii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiv) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, Board members, agents and shareholders) incurred by the Fund or Series; (xvi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvii) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xviii) the cost of investment company literature and other publications provided by the Fund to its Board members and officers; (xix) costs of mailing, stationery and communications equipment; (xx) expenses incident to any dividend, withdrawal or redemption options; (xxi) charges and expenses of any outside pricing service used to value portfolio securities;
(xxii) interest on borrowings of the Fund; and (xxiii) fees or expenses related to license agreements with respect to securities indices.
(c) 	The Fund or a Series may pay directly any expenses incurred
by it in its normal operations and, if any such payment is consented to by Mitchell Hutchins and acknowledged as otherwise payable by Mitchell Hutchins pursuant to this Contract, the Series may reduce the fee payable to Mitchell Hutchins pursuant to Paragraph 8 thereof by such amount. To the extent that such deductions exceed the fee payable to Mitchell Hutchins on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.
(d) 	Mitchell Hutchins will assume the cost of any compensation
for services provided to the Fund received by the officers of the
Fund and by those Board members who are interested persons of the
Fund.
(e) 	The payment or assumption by Mitchell Hutchins of any
expenses of the Fund or a Series that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate
Mitchell Hutchins to pay or assume the same or any similar expense of the Fund or a Series on any subsequent occasion.
8. 	Compensation.
(a)	 For the services provided and the expenses assumed
pursuant to this Contract, with respect to PaineWebber Financial Services Growth Fund, the Fund will pay to Mitchell Hutchins a fee, computed daily and paid monthly, at an annual rate of 0.70% of average daily net assets of such Series.
(b) 	For the services provided and the expenses assumed pursuant
to this Contract with respect to any other Series hereafter established, the Fund will pay to Mitchell Hutchins from the assets of such Series a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Fund on behalf of such Series and by Mitchell Hutchins. All such Fee Agreements shall provide that they are subject to all terms and conditions of this
Contract.
(c) 	The fee shall be computed daily and paid monthly to
Mitchell Hutchins on or before the first business day of the next succeeding calendar month.
(d) 	If this Contract becomes effective or terminates before the
end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
9. 	Limitation of Liability of Mitchell Hutchins. Mitchell
Hutchins and its delegates, including any Sub-Adviser or Sub-Administrator to any Series or the Fund, shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series, the Fund or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Mitchell Hutchins, who may be or become an officer, Board member, employee or agent of the Fund shall be deemed, when rendering services to any Series or the Fund or acting with respect to any business of such Series or the Fund, to be rendering such service to or acting solely for the Series or the Fund and not as an officer, director, employee, or agent or one under the control or direction of Mitchell Hutchins even though paid by it.
10. 	Duration and Termination.
(a) 	This Contract shall become effective upon the date
hereabove written provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i)
by a vote of a majority of those Board members of the Fund who are not parties to this Contract or interested persons of any such party ("Independent Board Members") cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Series' outstanding voting securities.
(b) 	Unless sooner terminated as provided herein, this Contract
shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i)
by a vote of a majority of the Independent Board Members of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of such
Series.
(c) 	Notwithstanding the foregoing, with respect to any Series
this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Series on sixty days' written notice to Mitchell Hutchins or by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Fund. Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will automatically terminate in the event of its assignment.
11. 	Amendment of this Contract. No provision of this Contract
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which
enforcement of the change, waiver, discharge or termination is sought, and no amendment of this contract as to any given Series shall be effective until approved by vote of a majority of such
Series' outstanding voting securities.
12. 	Governing Law. This Contract shall be construed in
accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the Investment Company Act, provided, however, that to the extent that the applicable laws of the State of New York conflict with the applicable provisions of the Investment Company Act, the latter shall control.
13. 	Miscellaneous. The captions in this Contract are included
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the Investment Company Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the Investment Company Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.



Attest:
PAINEWEBBER FINANCIAL SERVICES GROWTH
FUND INC.

By:	/s/ Cristina Paradiso
	Name:
	Title:
By:	/s/ Keith A. Weller
	Name: Keith A. Weller
	Title:  Vice President and
	Assistant Secretary


Attest:
MITCHELL HUTCHINS ASSET
MANAGEMENT INC.

By:	/s/ Cristina Paradiso
	Name:
	Title:
By:	/s/ Dianne E. O'Donnell
	Name:Dianne E. O'Donnell
	Title: Senior Vice President




77 Q-1
SUB-ADVISORY CONTRACT
	Contract made as of February 8, 2001 between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and DSI INTERNATIONAL MANAGEMENT, INC., a Delaware corporation ("Sub-Adviser").

	RECITALS
	(1)	Mitchell Hutchins has entered into an Investment Advisory and
Administration Agreement, dated February 8, 2001 ("Management
Agreement"), with PaineWebber Financial Services Growth Fund Inc.
("Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("Investment Company
Act");
	(2)	The Fund offers for public sale a single distinct series of
shares of common stock, which corresponds to a distinct portfolio and is known as "PaineWebber Financial Services Growth Fund" ("Series"),
and may offer additional distinct series in the future;
(3) 		Under the Management Agreement, Mitchell Hutchins has agreed to provide certain investment advisory and administrative services to the Series;
(4) 		The Management Agreement permits Mitchell Hutchins to
delegate certain of its duties as investment adviser thereunder to a sub-adviser;
(5) 	 	Mitchell Hutchins desires to retain the Sub-Adviser to
furnish certain investment advisory services with respect to
PaineWebber Financial Services Growth Fund; and
(6) 	 	The Sub-Adviser is willing to furnish such services;
	NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, Mitchell Hutchins and the Sub-Adviser agree as follows:
	1.	Appointment.  Mitchell Hutchins hereby appoints the
Sub-Adviser as an investment sub-adviser with respect to the Series for the period and on the terms set forth in this Contract.  The Sub-
Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision and direction of the Fund's Board of Directors ("Board") and review by Mitchell Hutchins, and any written guidelines adopted by the Board or Mitchell Hutchins, the
Sub-Adviser will provide a continuous investment program for the
Series, including investment research and management with respect to all securities and investments and cash equivalents in the Series.
The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Series.  The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions.  The Sub-Adviser will provide services under this Contract in accordance with the
Series' investment objective, policies and restrictions as stated
in the Fund's currently effective registration statement under the
Investment Company Act, and any amendments or supplements thereto ("Registration Statement").
	(b)	The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution;
provided that, on behalf of the Series, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio
transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-
Adviser to the Series and its other clients and that the total commissions paid by the Series will be reasonable in relation to the benefits to the Series over the long term.  In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Series with similar orders being made
simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Series and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.  Mitchell
Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Series.
	(c)	The Sub-Adviser will maintain all books and records required to be maintained  pursuant to the Investment Company Act and the rules and regulations promulgated thereunder with respect to actions by the Sub-Adviser on behalf of the Series, and will furnish the
Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request.  In compliance with the requirements of Rule 31a-3 under the Investment
Company Act, the Sub-Adviser hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the
Investment Company Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the
Investment Company Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund.
	(d)	At such times as shall be reasonably requested by the Board
or Mitchell Hutchins, the Sub-Adviser will provide the Board and
Mitchell Hutchins with economic and investment analyses and reports and make available to the Board and Mitchell Hutchins any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.
	(e)	In accordance with procedures adopted by the Board, as
amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
	3.	Further Duties.  In all matters relating to the performance
of this Contract, the Sub-Adviser will act in conformity with the
Fund's Articles of Incorporation, By-Laws and Registration Statement
and with the written instructions and written directions of the
Board and Mitchell Hutchins; and will comply with the requirements of the Investment Company Act and the Investment Advisers Act of
1940, as amended ("Advisers Act") and the rules under each,
Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Fund and the Series.  Mitchell
Hutchins agrees to provide to the Sub-Adviser copies of the Fund's
Articles of Incorporation, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Mitchell Hutchins (other than PaineWebber
Incorporated and Mitchell Hutchins itself).
	4.	Expenses.  During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract.
	5.	Compensation.
(a)	For the services provided and the expenses assumed by the Sub-
Adviser pursuant to this Contract, Mitchell Hutchins, not the Series, will pay to the Sub-Adviser a sub-advisory fee, computed daily and paid monthly, at an annual rate of 0.35% of the Series' average daily net assets.
(b)	The fee shall be accrued daily and payable monthly to the Sub-
Adviser on or before the last business day of the next succeeding calendar month.
	(c)	If this Contract becomes effective or terminates before the
end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.
	6.	Limitation of Liability.  The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Series, the Fund, its shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross
negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this
Contract.  Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
	7.	Representations of Sub-Adviser.  The Sub-Adviser represents, warrants and agrees as follows:
	(a)	The Sub-Adviser (i) is registered as an investment adviser
under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify
Mitchell Hutchins of the occurrence of any event that would
disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment
Company Act or otherwise.
	(b)	The Sub-Adviser has adopted a written code of ethics and
appropriate procedures (collectively, "Code") pursuant to Rule 17j-1 under the Investment Company Act.  No less frequently than annually, the Sub-Adviser shall furnish the Board with a written report that
(i) describes any issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to the material violations, (ii) certifies that the Code adopted is reasonably necessary to prevent directors and employees, including access persons (as that term is defined under Rule 17j-1) from future violations of the Code; and (iii) provides a copy of the current
Code together with both a written description of all material changes  to it and a written description of the Code's mechanisms for compliance with Rule 17j-1 and why the Sub-Adviser believes the Code is reasonably designed to meet the requirements of Rule
17j-1.  Upon request, the Sub-Adviser agrees to assist Mitchell
Hutchins and the Board with all reasonable requests related to the Code, including providing assurances that it is complying with its obligations under Rule 17j-1, as it may be amended from time to time.
	(c)	The Sub-Adviser has provided Mitchell Hutchins with a
copy of its Form ADV, which as of the date of this Agreement is its
Form ADV as most recently filed with the Securities and Exchange
Commission ("SEC") and promptly will furnish a copy of all
amendments to Mitchell Hutchins at least annually.
	(d)	The Sub-Adviser will notify Mitchell Hutchins of any change
of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Series or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.
(e) 	The Sub-Adviser agrees that neither it, nor any of its
affiliates, will in any way refer directly or indirectly to its relationship with the Series, the Fund, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of Mitchell Hutchins.
8. 		Services Not Exclusive.  The services furnished by the Sub-
Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing.  Nothing in this Contract shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
	9.	Duration and Termination.
	(a)	This Contract shall become effective upon the date first
above written, provided that this Contract shall not take effect unless it has first been approved: (i) by a vote of a majority of those Directors of the Fund who are not parties to this Contract or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Series' outstanding securities.
	(b)	Unless sooner terminated as provided herein, this Contract
shall continue in effect for two years from its effective date.
Thereafter, if not terminated, this Contract shall continue
automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i)
by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Series.
	(c)	Notwithstanding the foregoing, this Contract may be
terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on 60 days' written notice to the Sub-
Adviser.  This Contract may also be terminated, without the payment of any penalty, by Mitchell Hutchins:  (i) upon 120 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-
Adviser of any representations and warranties set forth in Paragraph
7 of this Contract, if such breach has not been cured within a 20 day period after notice of such breach; or (iii) immediately if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-
Adviser or other circumstances that could adversely affect the
Series.  The Sub-Adviser may terminate this Contract at any time, without the payment of any penalty, on 120 days written notice to
Mitchell Hutchins.  This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory
Contract as it relates to the Series.
	10.	Amendment of this Contract.  No provision of this Contract
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  No amendment of this Contract shall be effective until approved by a vote of a majority of the Independent Directors.
	11.	Governing Law.  This Contract shall be construed in
accordance with the Investment Company Act and the laws of the State of New York, without giving effect to the conflicts of laws
principles thereof. To the extent that the applicable laws of the
State of New York conflict with the applicable provisions of the
Investment Company Act, the latter shall control.
	12.	Miscellaneous.  The captions in this Contract are included
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This
Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.  As used in this
Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker,"
"investment adviser," "net assets," "sale," "sell" and "security"
shall have the same meaning as such terms have in the Investment
Company Act, subject to such exemption as may be granted by the
SEC by any rule, regulation or order.  Where the effect of a requirement of the federal securities laws reflected in any
provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  This Contract may be signed in counterparts.
	13.	Notices.  Any notice herein required is to be in writing
and is deemed to have been given to the Sub-Adviser or Mitchell
Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt
(with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne
E. O'Donnell, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of John J. Holmgren, Jr., Executive Vice President and Chief Operating Officer of the Sub
-Adviser.
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.



Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/ EvelynDeSimone
	Name: Evelyn De Simone
	Title:   Assistant Vice
President
By:	/s/ Dianne E. O'Donnell
	Name: Dianne E. O'Donnell
	Title:   Senior Vice President





Attest:

DSI INTERNATIONAL
MANAGEMENT, INC.
301 Merritt 7
Norwalk, CT  06851
By:	/s/ George W. Rooney, Jr.
	Name:  George W. Rooney, Jr.
	Title:   FVP
By:	/s/ John J. Holmgren, Jr.
	Name:John J. Holmgren, Jr.
	Title:  Executive Vice President